Exhibit 99.1

Statement of Chief Executive Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, I, Robert D. Parks, the Chief Executive Officer of Inland Monthly Income Fund II, L.P. (the "Company"), hereby certify that:

(1) I have reviewed the Quarterly Report on Form 10-Q of the Company (the "Report") to which this statement is an Exhibit;

(2) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(3) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/____________________________________

Name: Robert D. Parks

Title: Chief Executive Officer

Date: August 2, 2002